UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.
On February 11, 2011, we entered into and closed a five-year term loan (the "Term Loan") in the amount of $92 million from Wells Fargo Bank, National Association, secured by the Company's Sunset Gower and Sunset Bronson media and entertainment campuses. The purpose of the Term Loan is to fully refinance a $37 million mortgage loan secured by our Sunset Bronson campus that was scheduled to mature on April 30, 2011. The remaining proceeds were used to pay down the Company's credit facility.  Interest under the loan is payable monthly at a rate of one-month LIBOR plus 350 basis points. $37 million of the Term Loan is currently subject to an interest rate swap agreement that swaps one-month LIBOR to a fixed rate of 75 basis points through April 30, 2011. The Company is required to hedge at least half of the $92 million Term Loan within 30 days of the closing. The Term Loan has an eighteen-month period in which no pre-payment is permitted.  Our operating partnership has guaranteed 19.5% of the loan amount.  The loan agreement for the Term Loan includes customary financial covenants for loans of this type, including a maximum ratio of total indebtedness to total assets, a minimum ratio of EBITDA to fixed charges, and a minimum level of net worth. In addition, the loan agreement includes events of default that we believe are usual for loans and transactions of this type.
Located in the heart of Hollywood, California, Sunset Gower and Sunset Bronson consists of 544,763 square feet of office and support space, 23 sound stage facilities totaling 312,669 square feet, and 1,905 parking spaces on 26.2 acres, encompassing nearly two city blocks.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Term Loan is incorporated by reference into this Item 2.03.

The description of the Term Loan contained herein does not purport to be complete and is qualified in its entirety by reference to the Term Loan agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On February 15, 2011, we announced the closing of the Term Loan in a press release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Term Loan Agreement by and between Sunset Bronson Entertainment Properties, LLC and Sunset Gower Entertainment Properties, LLC, as Borrowers, and Wells Fargo Bank, National Association, as Lender, dated February 11, 2011.

99.1	Press release dated February 15, 2011 regarding the closing of the Term Loan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: February 15, 2011	By:	/s/ Mark Lammas
Mark Lammas
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
10.1
Term Loan Agreement by and between Sunset Bronson Entertainment Properties, LLC and Sunset Gower Entertainment Properties, LLC, as Borrowers, and Wells Fargo Bank, National Association, as Lender, dated February 11, 2011.

99.1	Press release dated February 15, 2011 regarding the closing of the Term Loan.